UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 18, 2024

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 5.07 Submission of Matters to Vote of Security Holders.
On June 18, 2024, South Dakota Soybean Processors, LLC ("the Company") held it 2024 Annual Meeting of Members in Volga, South Dakota. The primary purposes of the meeting were: (1) To receive the report of management on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 2023; (2) To elect three members of the board of managers, one from each of the three geographical districts; and (3) To transact such other business as may properly come before the meeting and at any and adjournments thereof.
On the proposal to elect three members to the board of managers, the following persons were elected:

District 1:	Doyle Renaas
District 2:	Alex Johnson
District 3:	Michael Reiner

In District 1, Doyle Renaas, who ran unopposed, was elected by the following voting tally:

Doyle Renaas	176
Abstain	12
In District 2, Alex Johnson was elected by the following voting tally:

Alex Johnson	93
Jon Olson	80
Douglas Mathiowetz	24
Steven Geis	21
Dale Hansen	9
Abstain	6
In District 3, Michael Reiner, after the following voting tally, was elected by a tie-breaking procedure adopted by the Company:

Michael Reiner	56
John Luepke	56
Ned Skinner	55
Ronald Welter	35
Abstain	11
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 20, 2024	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer